EXHIBIT 21

Forest Laboratories, Incorporated

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation
3948587 Canada Inc.	Canada
AHI C.V.	Netherlands
AHI CV HoldCo, LLC	Delaware
Aptalis Acquisition Coöperatief U.A.	Netherlands
Aptalis Holding B.V.	Netherlands
Aptalis Holdings, Inc.	Delaware
Aptalis Midholdings, LLC	Delaware
Aptalis Netherlands B.V.	Netherlands
Aptalis Pharma Canada, Inc.	Canada
Aptalis Pharma Export, Inc.	Canada
Aptalis Pharma GmbH	Germany
Aptalis Pharma Ltd.	Ireland
Aptalis Pharma S.r.l.	Italy
Aptalis Pharma SAS	France
Aptalis Pharma UK Limited	United Kingdom
Aptalis Pharma US, Inc.	Delaware
Aptalis Pharma, LLC	Delaware
Aptalis Pharmatech, Inc.	Nevada
Aptalis Reserve, LLC	Delaware
Axcan EU LLC	Delaware
Axcan France (Invest) SAS	France
Axcan Pharma Pty Ltd	Australia
Axcan US LLC	Delaware
Biozymes Inc.	Canada
Cerexa, Inc.	Delaware
Commack Properties, Inc.	Delaware
Dogwood Pharmaceuticals, Inc.	Delaware
Eurand France S.A.S.	France
FL Cincinnati I, Inc.	Delaware
FL Holding CV	Netherlands
FLI International LLC	Delaware
Forest Finance B.V.	Netherlands
Forest Laboratories Canada Inc.	Canada
Forest Laboratories Denmark APS	Germany
Forest Laboratories Deutschland GmbH	Germany
Forest Laboratories France SAS	France
Forest Laboratories Holdings Limited	Republic of Ireland
Forest Laboratories Ireland Limited	Republic of Ireland
Forest Laboratories Italy SRL	Italy
Forest Laboratories Limited	Republic of Ireland
Forest Laboratories Osterreich GmbH	Austria
Forest Laboratories Products Corp.	Delaware
Forest Laboratories Services Limited	Republic of Ireland
Forest Laboratories Spain SL	Spain
Forest Laboratories Switzerland GmbH	Switzerland
Forest Laboratories UK Limited	United Kingdom
Forest Pharma B.V.	Netherlands
Forest Pharmaceuticals, Inc.	Delaware
Forest Research Institute, Inc.	New Jersey
Forest Tosara Ltd.	Republic of Ireland
FRX Churchill Canada ULC	Canada
FRX Churchill DE LLC	Delaware
FRX Churchill Holdings, Inc.	Delaware
Gastro Services Pty Ltd	Australia
Inwood Laboratories, Inc.	New York
MPEX London Ltd.	United Kingdom
MPEX Pharmaceuticals Inc.	Delaware
Pharmax Holding Ltd.	United Kingdom
Pharmax Limited	United Kingdom
S.C.I. La Prévôté	France
SourceCF Inhalation Systems LLC	Delaware
Tosara Exports Ltd.	Republic of Ireland
Varioraw Percutive Sàrl	Switzerland